CONSULTING SERVICES AGREEMENT

This agreement is entered into as of this 5th day of March, 2004 by and between EYI Industries, Inc. with offices at 3960 Howard Hughes Parkway Suite 500 Las Vegas, Nevada 89109 (the Company) and EQUIS Capital Corp. with offices at 321 NW 36th Avenue, Deerfield Beach, FL 33442 (EQUIS) (collectively the Parties).

WHEREAS, the Company intends to proceed with one or more of the following (Transactions):

(a) Obtain operating capital in the form of debt and or equity financing.

(b) Make an offering consisting of a private placement or public offering of the Company's stock or other securities,

(c) Enter into a strategic alliance which may include, but is not limited to, a relationship with a corporate partner, a commitment to receive funding, or the sale of equity or debt,

(d) Be introduced to Broker/Dealers that have the ability to make a market in the Company's publicly traded securities and / or make or facilitate an investment in the Company.

(e) Enter into a merger, consolidation or sale of all or part of the Company's assets (Business Combination), and

WHERAS, EQUIS is willing to assist the Company with the Transactions;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

1.TERM. The term of this Agreement shall be for a period of one year (the initial term) commencing on the effective date above and shall be automatically renewed for successive one year periods thereafter unless either EQUIS or the Company gives written notice to the other of an intent not to renew the agreement at least thirty (30) days prior to the expiration of this or any successive terms

2.SERVICES. The Company hereby engages the services of EQUIS for the following:

(a) Assist the Company in developing a plan to carry out one or more of the above Transactions.

(b) Assist the Company in identifying, evaluating and introducing prospective investors and candidates.

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(c) Equis shall not engage in the offer or sale of the Company's securities but rather shall find and introduce prospective investors who may be interested in making an investment in the Company and or getting involved on a business level with the Company.

3. RIGHTS OF EQUIS. EQUIS shall have the right to assist the Company with the transactions during the term of this agreement and any extensions thereof. If at any time during a period of one year after the expiration of this agreement term, including extensions, the Company engages in a transaction with any prospective investor, candidate or affiliate introduced by EQUIS. EQUIS shall be entitled to remuneration as provided for in this agreement. Affiliate for the purpose of this agreement shall mean a person or entity who controls, is controlled by, is under common control or is introduced by an investor or candidate introduced by EQUIS.

4. RIGHTS OF THE COMPANY. The Company shall have the right to consult with EQUIS regarding any questions, comments, concerns, etc. regarding any of the above transactions during the term of this agreement and any extensions thereof.

5. REMUNERATION. In consideration of the services to be provided to the Company by EQUIS, the Company agrees to compensate EQUIS in the manner set forth in Exhibit A.

6. NON-DISCLOSURE / NON-CIRCUMVENTION. Because of the nature of the business relationships contemplated by this Agreement, the parties recognize and acknowledge that they have or may learn of the contacts, strategies, trade secrets, and proprietary information of the other parties. Therefore all parties agree to keep such information confidential and will not disclose such information to any third party or use such information for their personal, corporate, or any other gain or otherwise seek to circumvent the other parties. The Company hereby agrees that it will not directly or indirectly, circumvent or enter into, or attempt to circumvent or enter into, any type of Agreement or understanding with any individual or entity introduced by EQUIS to the Company with respect to any Transaction without paying Compensation to EQUIS which conforms to the terms and provisions contained herein.

In the event of circumvention EQUIS shall be entitled to the amount of fees owed had there been no circumvention and, further, EQUIS shall be entitled to reimbursement of any and all costs, disbursements, and attorney fees necessary to the enforcement of its rights under the terms and conditions of this Agreement. The Company agrees to notify EQUIS upon the reaching of any agreement between the Company and any individuals and or entities introduced by EQUIS to the Company.

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7. REPRESENTATIONS AND INDEMNIFICATION. The acts, statements and representations made by the Company to Investors and Candidates are the sole responsibility of the Company and the Company agrees to indemnify EQUIS, its officers, directors, shareholders, agents, and any of its contractors, from and against all claims, losses and expenses including legal expenses incurred by EQUIS that result from the Company's representations. The Company represents that all materials provided to EQUIS regarding the Transactions are truthful and accurate. The Company represents and warrants that the Company is now and hereby agrees to remain in full compliance with all local, state and federal laws, rules and regulations regarding the operation and terms of this Agreement. The Company further agrees to allow all necessary testing to verify such compliance.

8. RELATIONSHIP OF PARTIES. EQUIS is an independent contractor and is responsible for compensation of its own agents, employees and representatives as well as all applicable withholding therefrom and taxes thereon. This Agreement does not establish any partnership, joint venture or other business entity or association between the parties

9. ATTORNEY'S FEES. In the event of litigation between the parties arising out of the violation of this agreement, the prevailing party shall be entitled to reimbursement of its reasonable attorney fees and costs from the non-prevailing party at trial court and on all appellate court levels.

10. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties.

11. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested or Federal Express to the principal officer of the party being notified.

12. SEPERABILITY. If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision to the extent invalid, illegal or unenforceable and provided that such provision is not essential to the transaction provided for by this Agreement, that provision shall not affect any other provision hereof and the Agreement shall be construed as if such provision had never been contained herein.

13. MISCELLANEOUS PROVISIONS. This agreement constitutes the entire agreement and supersedes any prior agreements or understandings between the parties. No amendment, alteration or withdrawal of this agreement shall be valid or binding unless made in writing and signed by the parties. Any purported amendment, modification or withdrawal, which is oral, shall be void and of no effect whatsoever.

14.GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of Florida, County of Broward, without giving effect to its conflict of law principles

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IN WITNESS WHEROF, the parties hereto, intending to be legally bound, have executed this Agreement on the date first written above.

EQUIS CAPITAL CORP.

By: ______________________
Gary J. Gordon, President

EVI INDUSTRIES, INC.

By: ______________________
Dori O'Neill, Vice President & COO

EXHIBIT A

The Company shall compensate EQUIS for its services provided under this Agreement as follows:

1. In consideration of entering into this agreement the Company agrees to pay to EQUIS a consulting fee of 100,000 shares of EYI Industries common stock to be paid upon the signing of this Agreement. These shares will be restricted and subject to rule 144 of the securities and exchange committee.

2. The Company agrees to pay EQUIS or its assigns at closing and upon funding of credit facilities, term loans, stock loans or other debt instruments that are funded, Compensation equal to five percent (5%) of the aggregate amount of any debt funding secured by the Company as a result of the introductions made by Equis to the Company. This amount is payable in cash at any closing.

3. If at any time a transaction in the form of debt or equity funding or acquisition of all or part of the company is consummated by an investor, a candidate or an affiliate introduced by EQUIS, EQUIS shall be entitled to receive, upon cleared funds, a fee (fee in cash) equal to five percent (5%) of the total gross amount received by the Company.

4. EQUIS shall receive a success, equity fee in the Company based on the following formula:

   (a) In addition to the cash and equity fee above, EQUIS shall receive a fee in the form of common stock in the Company (EQUIS shares) in the amount of five percent (5%) based on a price of twenty-five cents per share for any completed transactions in number 2 or 3 above. For example, if an investor introduced by EQUIS invests $300,000 in the Company, EQUIS shall receive 60,000 shares of stock in the Company. EQUIS shall be entitled to piggyback registration rights equaling 10% covering the EQUIS shares.

5. In the event that EQUIS introduces a Broker / Dealer or any other entity to underwrite a securities offering, make an investment or loan to the Company or raise capital of any kind for the Company, EQUIS shall be entitled to a fee equal to 3% of the total gross amount secured by the Company.

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